UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 14, 2020 (August 14, 2020)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On August 14, 2020, the Company issued a press release announcing its results of operations for the three and six months ended June 30, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On August 14, 2020, the Company issued a press release announcing the release of its second quarter 2020 financial results via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 14, 2020
99.2	Press Release of Maiden Holdings, Ltd., dated August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 14, 2020	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 14, 2020
99.2	Press Release of Maiden Holdings, Ltd., dated August 14, 2020

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Second Quarter of 2020 Financial Results

PEMBROKE, Bermuda, August 14, 2020 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported second quarter 2020 net income of $9.2 million or $0.11 per diluted common share, compared to a net loss of $15.4 million or $0.19 per diluted common share in the second quarter of 2019.

Non-GAAP operating earnings(5) were $1.2 million or $0.01 per diluted common share for the second quarter of 2020, compared to a non-GAAP operating loss of $21.3 million or $0.26 per diluted common share for the same period in 2019.
Maiden's book value per common share(1) was $0.78 at June 30, 2020 compared to $0.51 at December 31, 2019. On a non-GAAP basis, adjusted for the unamortized deferred gain on retroactive reinsurance recognized as of June 30, 2020 of $111.5 million, the Company's adjusted book value per common share(2) was $2.09 at June 30, 2020.
Commenting on the second quarter of 2020 financial results, Lawrence F. Metz, Maiden’s President and Co-Chief Executive Officer said, "We are pleased to report our second consecutive profitable quarter, during which loss experience continued to stabilize and we regained compliance with Nasdaq listing rules. As we increase our emphasis on asset and capital management, we are also remaining vigilant in managing our operating expenses to ensure that we are positioned for further increases in Maiden’s profitability. The impacts of COVID-19 pandemic on our operations have been immaterial as expected."
Patrick J. Haveron, Maiden’s Co-Chief Executive Officer and Chief Financial Officer added, "Our book value recovered sharply in the second quarter as we reported another profit and asset prices recovered quickly from the volatility experienced at the end of the first quarter due to the COVID-19 pandemic. Once again in the quarter we were able to capture realized investment gains in conjunction with expected settlement of our run-off insurance liabilities. While the ultimate loss development of our run-off portfolio still requires further maturity to fully emerge, the continuation of more recent stable loss development trends have been encouraging, although there is no guarantee these trends will persist. We are actively evaluating the strategic options available to us in order to deploy our assets and capital to further increase Maiden’s value to all shareholders."
Consolidated Results for the Quarter Ended June 30, 2020
Net income for the three months ended June 30, 2020 was $9.2 million compared to a net loss of $15.4 million for the same period in 2019. The net improvement in results for the three months ended June 30, 2020 compared to the same period in 2019 was primarily due to the following:

•	net income from continuing operations of $9.2 million compared to net income from continuing operations of $4.0 million for the same period in 2019 largely due to the following factors:

◦	a negligible underwriting loss(4) in second quarter of 2020 compared to $39.1 million in the same period in 2019. The reduction in the underwriting loss was due to:

▪	the impact of lower loss ratios combined with lower current year premiums earned during the three months ended June 30, 2020 compared to the same period in 2019; and

▪
favorable prior year loss development of $0.1 million in the second quarter of 2020 compared to adverse prior year loss development of $26.0 million during the same period in 2019 which had been incurred primarily within the AmTrust Reinsurance segment.

The improved underwriting results were partially offset by the following:

◦	lower realized gains on investment of $8.9 million for the three months ended June 30, 2020 compared to realized gains of $24.1 million for the same period in 2019;

◦	a reduction in investment income to $14.3 million for the three months ended June 30, 2020 compared to $31.1 million for the same period in 2019; and

◦	foreign exchange and other losses of $2.3 million for the three months ended June 30, 2020 compared to foreign exchange and other gains of $1.2 million for the same period in 2019.

•
no net income or loss from discontinued operations for the three months ended June 30, 2020 compared to a net loss from discontinued operations of $19.4 million for the same period in 2019, as a result of the Settlement and Commutation Agreement entered into by Maiden and Enstar on July 31, 2019 which caused a net additional loss of $16.7 million to be recognized.

Net premiums written for the three months ended June 30, 2020 were $4.1 million compared to $(0.4) million in the same respective period in 2019. Premiums written in the Diversified Reinsurance segment decreased by $0.2 million or 1.9% for the three months ended June 30, 2020 compared to the same period in 2019 due to lower premiums written in German Auto programs within our IIS business. There were no new written premiums within the AmTrust Reinsurance segment due to the termination of both the AmTrust Quota Share and the European Hospital Liability Quota Share effective January 1, 2019. For the three months ended June 30, 2019, the negative premiums written were primarily the result of the Partial Termination Amendment which resulted in our indirect wholly owned subsidiary Maiden Reinsurance Ltd. ("Maiden Reinsurance") returning approximately $648.0 million in unearned premium to AmTrust International Insurance, Ltd. ("AII"), or $436.8 million net of applicable ceding commission and brokerage.
Net premiums earned decreased by $112.7 million or 84.1% for the three months ended June 30, 2020 compared to the same period in 2019 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment, non-renewals in Maiden Reinsurance's European Capital Solutions business and a reduction in the German Auto programs produced by our IIS unit within the Diversified Reinsurance segment.
Net investment income decreased by $16.8 million or 54.0% for the three months ended June 30, 2020 compared to the same respective period in 2019, primarily due to the decline in average investable assets of 38.0% in those same periods. The decline in investable assets is largely due to the cessation of active reinsurance underwriting and other initiatives resulting from the Strategic Review that was commenced in 2018 and has been responsible for significant negative operating cash flows as we run-off our existing reinsurance liabilities. Lower investment income was also impacted by the decline in average book yields to 2.3% for the three months ended June 30, 2020 compared to 3.1% for the same period in 2019. Net realized gains on investment were $8.9 million for the three months ended June 30, 2020, compared to net realized gains of $24.1 million for the same respective period in 2019. The realized gains for the three months ended June 30, 2020 were primarily due to sales of corporate bonds during the second quarter of 2020 for the settlement of claim payments to AmTrust.
Net loss and LAE decreased by $110.6 million during the three months ended June 30, 2020 compared to the same respective period in 2019 largely due to the termination of the AmTrust Reinsurance quota share agreements effective January 1, 2019. Net loss and LAE for the second quarter of 2020 was impacted by net favorable prior year reserve development of $0.1 million compared to net adverse prior year reserve development of $26.0 million during the same period in 2019. Commission and other acquisition expenses decreased by $41.5 million or 83.6% for the three months ended June 30, 2020, compared to the same respective period in 2019 due to significantly lower earned premiums in both of our reportable segments.
Total general and administrative expenses decreased by $2.9 million, or 23.8% for the three months ended June 30, 2020, compared to the same period in 2019 largely due to continued decrease in salary, benefits and other corporate expenses associated with the Strategic Review and related headcount reductions since 2018. The Company estimates that it incurred operating expenses of approximately $0.7 million during the three months ended June 30, 2020 which it believes will not recur in future periods.
Consolidated Results for the Six Months Ended June 30, 2020
Net income for the six months ended June 30, 2020 was $30.1 million compared to a net loss of $52.0 million for the same period in 2019. The net improvement in results for the six months ended June 30, 2020 compared to the same period in 2019 was primarily due to the following:

•	net income from continuing operations of $30.1 million compared to net loss from continuing operations of $29.9 million for the same period in 2019 largely due to the following factors:

◦	underwriting loss of $3.7 million compared to $81.8 million in the same period in 2019. The reduction in the underwriting loss was due to:

▪	the impact of lower loss ratios combined with lower current year premiums earned during the six months ended June 30, 2020 compared to the same period in 2019; and

▪
favorable prior year loss development of $0.6 million in the six months ended June 30, 2020 compared to adverse prior year loss development of $33.3 million during the same period in 2019 which had been incurred primarily within the AmTrust Reinsurance segment.

◦	realized gains on investment of $19.9 million for the six months ended June 30, 2020 compared to realized gains of $13.0 million for the same period in 2019.
This was partially offset by the following:

◦	a reduction in net investment income to $32.3 million for the six months ended June 30, 2020 compared to $63.1 million for the same period in 2019; and

◦	foreign exchange and other gains of $5.9 million for the six months ended June 30, 2020 compared to foreign exchange and other gains of $6.2 million for the same period in 2019.

•
no net income or loss from discontinued operations for the six months ended June 30, 2020 compared to a net loss from discontinued operations of $22.1 million for the same period in 2019, as a result of the Settlement and Commutation Agreement entered into by Maiden and Enstar on July 31, 2019 which caused a net additional loss of $16.7 million to be recognized.

Net premiums written for the six months ended June 30, 2020 were $14.5 million compared to $(561.9) million for the same respective period in 2019. Premiums written in the Diversified Reinsurance segment decreased by $4.7 million or 20.0% for the six months ended June 30, 2020 compared to the same period in 2019 due to lower premiums written in German Auto programs within our IIS business. There were no new written premiums within the AmTrust Reinsurance segment due to the termination of both the AmTrust Quota Share and the European Hospital Liability Quota Share effective January 1, 2019. For the six months ended June 30, 2019, the negative premiums written were primarily the result of the Partial Termination Amendment which resulted in Maiden Reinsurance returning approximately $648.0 million in unearned premium to AII or $436.8 million net of applicable ceding commission and brokerage.
Net premiums earned decreased by $264.6 million or 83.4% for the six months ended June 30, 2020 compared to the same period in 2019 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment, non-renewals in Maiden Reinsurance's European Capital Solutions business and a reduction in the German Auto programs produced by our IIS unit within the Diversified Reinsurance segment.
Net investment income decreased by $30.9 million or 48.9% for the six months ended June 30, 2020 compared to the same respective period in 2019, primarily due to the decline in average investable assets of 35.9% in those same periods. The decline in investable assets is largely due to the cessation of active reinsurance underwriting and other initiatives resulting from the Strategic Review that was commenced in 2018 and has been responsible for significant negative operating cash flows as we run-off our existing reinsurance liabilities. Lower investment income was also impacted by the decline in average book yields to 2.5% for the six months ended June 30, 2020 compared to 3.1% for the same period in 2019. Net realized gains on investment were $19.9 million for the six months ended June 30, 2020, compared to net realized gains of $13.0 million for the same respective period in 2019. The realized gains for the six months ended June 30, 2020 were primarily due to sales of corporate bonds during the first half of 2020 for the settlement of claim payments to AmTrust.
Net loss and LAE decreased by $242.2 million during the six months ended June 30, 2020 compared to the same respective period in 2019 largely due to the termination of the AmTrust Reinsurance quota share agreements effective January 1, 2019. Net loss and LAE for the six months ended June 30, 2020 was impacted by net favorable prior year reserve development of $0.6 million compared to net adverse prior year reserve development of $33.3 million during the same period in 2019. Commission and other acquisition expenses decreased by $99.1 million or 83.1% for the six months ended June 30, 2020, compared to the same respective period in 2019 due to significantly lower earned premiums in both of our reportable segments.
Total general and administrative expenses decreased by $11.0 million, or 38.1% for the six months ended June 30, 2020, compared to the same period in 2019 largely due to continued decrease in salary, benefits and other corporate expenses associated with the Strategic Review and related headcount reductions since 2018. The Company estimates that it incurred operating expenses of approximately $1.8 million during the six months ended June 30, 2020 which it believes will not recur in future periods.
Non-GAAP Operating Results for the three and six months ended June 30, 2020
Non-GAAP operating earnings was $1.2 million or $0.01 per diluted common share for the second quarter of 2020, compared to a non-GAAP operating loss of $21.3 million or $0.26 per diluted common share for the second quarter of 2019.
Non-GAAP operating earnings was $4.4 million or $0.05 per diluted common share for the six months ended June 30, 2020, compared to a non-GAAP operating loss of $48.9 million or $0.59 per diluted common share for the same period in 2019.
In addition to other adjustments, management has adjusted the GAAP net operating earnings and underwriting results by recognizing the decrease in the unamortized deferred gain arising from the Loss Portfolio Transfer and Adverse Development Cover Agreement (the "LPT/ADC Agreement") which is fully recoverable from Enstar's Bermuda reinsurance affiliate, Cavello Bay Reinsurance Limited to show the ultimate economic benefit of the LPT/ADC Agreement to Maiden. The amount recognized as an unamortized deferred gain liability pursuant to this agreement was $111.5 million as of June 30, 2020, a decrease of $1.4 million compared to

$113.0 million at December 31, 2019. Adjusted for the amortization into income of the decrease in the deferred gain on retroactive reinsurance of $1.4 million during the three and six months ended June 30, 2020, the non-GAAP underwriting loss(10) was $1.4 million and $5.1 million, respectively, compared to an underwriting loss of $39.1 million and $81.8 million for the same respective periods in 2019.
For the three and six months ended June 30, 2020, the non-GAAP operating results are primarily the result of underwriting results not covered by the LPT/ADC Agreement, specifically the run-off of AmTrust quota share business with losses occurring after December 31, 2018 (including the additional ceding commission paid under the Partial Termination Amendment) as well as claims related to the European Hospital Liability Quota Share.
In addition, as previously noted, the Company estimates that it incurred operating expenses of approximately $0.7 million and $1.8 million, respectively, during the three and six months ended June 30, 2020, which it believes will not recur in future periods.
Similar to the reported GAAP results, the improvement in the non-GAAP operating results for the three and six months ended June 30, 2020 compared to the same periods in 2019 primarily reflects the improved underwriting results described above.

Quarterly Report on Form 10-Q for the Three and Six Months Ended June 30, 2020 and Other Financial Matters
The Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020 is being filed with the U.S. Securities and Exchange Commission on August 14, 2020. Additional information on the matters reported in this news release along with other required disclosures including risk factors related to COVID-19 can be found in that filing.
Total assets were $3.2 billion at June 30, 2020, compared to $3.6 billion at December 31, 2019. Shareholders' equity was $530.7 million at June 30, 2020, compared to $507.7 million at December 31, 2019. Adjusted shareholders' equity(2) was $642.3 million at June 30, 2020, compared to adjusted shareholders' equity of $620.7 million at December 31, 2019, reflecting the unamortized deferred gain on retroactive reinsurance of $111.5 million at June 30, 2020 and $113.0 million at December 31, 2019.
The Company has discontinued the presentation of certain non-GAAP measures such as combined ratio and its related components in this news release, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate the financial results of the Company. The Company has, for the time being, continued to utilize such non-GAAP measures on a quarterly basis in its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020.

Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preferred shares.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.
(1)(2)(4)(5)(10) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Circumstances caused by the COVID-19 pandemic are complex, uncertain and rapidly evolving. We therefore may not be able to accurately predict the longer-term effects that the COVID-19 pandemic may have on our financial condition or results of operations. To the extent the COVID-19 pandemic adversely affects our financial condition or results of operations, it may also have the effect of heightening additional risks described in Part I, Item 1A, Risk Factors, of our Annual Report on Form 10-K for the year ended December 31, 2019.
The Company cautions that the list of important risk factors in its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2020	December 31, 2019
	Unaudited	Audited
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2020 - $1,422,298; 2019 - $1,813,426)	$1,439,563	$1,835,518
Other investments	36,054	31,748
Total investments	1,475,617	1,867,266
Cash and cash equivalents	56,583	48,197
Restricted cash and cash equivalents	80,870	59,081
Accrued investment income	11,868	18,331
Reinsurance balances receivable, net	13,268	12,181
Reinsurance recoverable on unpaid losses	617,496	623,422
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	63,533	77,356
Funds withheld receivable	715,623	684,441
Other assets	10,603	9,946
Total assets	$3,213,436	$3,568,196
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,071,222	$2,439,907
Unearned premiums	182,121	220,269
Deferred gain on retroactive reinsurance	111,540	112,950
Liability for securities purchased	44,996	—
Accrued expenses and other liabilities	17,802	32,444
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,484	7,592
Senior notes, net	255,016	254,908
Total liabilities	2,682,697	3,060,478
Commitments and Contingencies
EQUITY
Preference shares	465,000	465,000
Common shares	897	882
Additional paid-in capital	752,896	751,327
Accumulated other comprehensive income	9,201	17,836
Accumulated deficit	(665,721)	(695,794)
Treasury shares, at cost	(31,534)	(31,533)
Total Equity	530,739	507,718
Total Liabilities and Equity	$3,213,436	$3,568,196

Book value per common share(1)	$0.78	$0.51

Common shares outstanding	84,718,837	83,148,458

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Gross premiums written	$4,982	$2,117	$16,716	$(559,022)
Net premiums written	$4,090	$(409)	$14,462	$(561,939)
Change in unearned premiums	17,218	134,395	38,061	879,027
Net premiums earned	21,308	133,986	52,523	317,088
Other insurance revenue	250	754	658	1,566
Net investment income	14,309	31,122	32,273	63,144
Net realized gains on investment	8,875	24,086	19,913	12,985
Total other-than-temporary impairment losses	—	—	(1,506)	—
Total revenues	44,742	189,948	103,861	394,783
Expenses:
Net loss and loss adjustment expenses	11,008	121,561	32,094	274,250
Commission and other acquisition expenses	8,154	49,656	20,127	119,273
General and administrative expenses	9,261	12,158	17,811	28,777
Total expenses	28,423	183,375	70,032	422,300
Other expenses
Interest and amortization expenses	4,830	4,830	9,661	9,659
Foreign exchange and other losses (gains)	2,295	(1,207)	(5,902)	(6,186)
Total other expenses	7,125	3,623	(3,759)	(3,473)
Income (loss) before income taxes	9,194	2,950	30,070	(30,990)
Less: income tax benefit	(18)	(1,026)	(3)	(1,064)
Net income (loss) from continuing operations	9,212	3,976	30,073	(29,926)
Loss from discontinued operations, net of income tax	—	(19,389)	—	(22,123)
Net income (loss)	$9,212	$(15,413)	$30,073	$(52,049)
Basic and diluted earnings (loss) from continuing operations per share attributable to Maiden common shareholders(9)	$0.11	$0.04	$0.35	$(0.36)
Basic and diluted loss from discontinued operations per share attributable to Maiden common shareholders(9)	—	(0.23)	—	(0.27)
Basic and diluted earnings (loss) per share attributable to Maiden common shareholders(9)	$0.11	$(0.19)	$0.35	$(0.63)
Annualized return on average common equity	86.4%	(50.5)%	111.5%	(97.7)%
Weighted average number of common shares - basic	84,537,385	83,058,123	83,896,804	83,008,888
Adjusted weighted average number of common shares and assumed conversions - diluted(9)	84,537,385	83,075,156	83,896,804	83,008,888

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended June 30, 2020	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$9,687	$(4,705)	$—	$4,982
Net premiums written	$8,553	$(4,463)	$—	$4,090
Net premiums earned	$11,527	$9,781	$—	$21,308
Other insurance revenue	250	—	—	250
Net loss and loss adjustment expenses ("loss and LAE")	(6,038)	(4,970)	—	(11,008)
Commission and other acquisition expenses	(4,374)	(3,780)	—	(8,154)
General and administrative expenses(3)	(1,746)	(667)	—	(2,413)
Underwriting (loss) income(4)	$(381)	$364	$—	(17)
Reconciliation to net income from continuing operations
Net investment income and realized gains on investment				23,184
Interest and amortization expenses				(4,830)
Foreign exchange and other losses				(2,295)
Other general and administrative expenses(3)				(6,848)
Income tax benefit				18
Net income from continuing operations				$9,212

For the Three Months Ended June 30, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$11,244	$(9,127)	$—	$2,117
Net premiums written	$8,718	$(9,127)	$—	$(409)
Net premiums earned	$22,472	$111,514	$—	$133,986
Other insurance revenue	754	—	—	754
Net loss and LAE	(12,497)	(109,088)	24	(121,561)
Commission and other acquisition expenses	(8,147)	(41,509)	—	(49,656)
General and administrative expenses(3)	(2,092)	(562)	—	(2,654)
Underwriting income (loss)(4)	$490	$(39,645)	$24	(39,131)
Reconciliation to net income from continuing operations
Net investment income and realized gains on investment				55,208
Interest and amortization expenses				(4,830)
Foreign exchange and other gains				1,207
Other general and administrative expenses(3)				(9,504)
Income tax benefit				1,026
Net income from continuing operations				$3,976

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Six Months Ended June 30, 2020	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$21,421	$(4,705)	$—	$16,716
Net premiums written	$18,925	$(4,463)	$—	$14,462
Net premiums earned	$24,058	$28,465	$—	$52,523
Other insurance revenue	658	—	—	658
Net loss and loss adjustment expenses ("loss and LAE")	(13,079)	(19,015)	—	(32,094)
Commission and other acquisition expenses	(9,353)	(10,774)	—	(20,127)
General and administrative expenses(3)	(3,359)	(1,311)	—	(4,670)
Underwriting loss(4)	$(1,075)	$(2,635)	$—	(3,710)
Reconciliation to net income from continuing operations
Net investment income and realized gains on investment				52,186
Total other-than-temporary impairment losses				(1,506)
Interest and amortization expenses				(9,661)
Foreign exchange and other gains				5,902
Other general and administrative expenses(3)				(13,141)
Income tax benefit				3
Net income from continuing operations				$30,073

For the Six Months Ended June 30, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$26,582	$(585,604)	$—	$(559,022)
Net premiums written	$23,665	$(585,604)	$—	$(561,939)
Net premiums earned	$47,764	$269,324	$—	$317,088
Other insurance revenue	1,566	—	—	1,566
Net loss and LAE	(26,888)	(247,158)	(204)	(274,250)
Commission and other acquisition expenses	(17,408)	(101,865)	—	(119,273)
General and administrative expenses(3)	(5,123)	(1,828)	—	(6,951)
Underwriting loss(4)	$(89)	$(81,527)	$(204)	(81,820)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				76,129
Interest and amortization expenses				(9,659)
Foreign exchange and other gains				6,186
Other general and administrative expenses(3)				(21,826)
Income tax benefit				1,064
Net loss from continuing operations				$(29,926)

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Non-GAAP operating earnings (loss)(5)	$1,222	$(21,341)	$4,354	$(48,893)
Non-GAAP basic and diluted operating earnings (loss) per common share attributable to Maiden common shareholders	$0.01	$(0.26)	$0.05	$(0.59)
Annualized non-GAAP operating return on average common equity(6)	11.5%	(69.9)%	16.1%	(91.8)%
Reconciliation of Net income (loss) to Non-GAAP operating earnings (loss)
Net income (loss)	$9,212	$(15,413)	$30,073	$(52,049)
Add (subtract):
Net realized gains on investment	(8,875)	(24,086)	(19,913)	(12,985)
Total other-than-temporary impairment losses	—	—	1,506	—
Foreign exchange and other losses (gains)	2,295	(1,207)	(5,902)	(6,186)
(Income) loss from NGHC Quota Share run-off	—	(24)	—	204
Change in unamortized deferred gain on retroactive reinsurance	(1,410)	—	(1,410)	—
Loss from discontinued operations, net of income tax	—	19,389	—	22,123
Non-GAAP operating earnings (loss)(5)	$1,222	$(21,341)	$4,354	$(48,893)

Weighted average number of common shares - basic	84,537,385	83,058,123	83,896,804	83,008,888
Adjusted weighted average number of common shares and assumed conversions - diluted(9)	84,537,385	83,075,156	83,896,804	83,008,888
Reconciliation of diluted earnings (loss) per share attributable to Maiden common shareholders to Non-GAAP diluted operating earnings (loss) per share attributable to Maiden common shareholders:
Diluted earnings (loss) per share attributable to Maiden common shareholders	$0.11	$(0.19)	$0.35	$(0.63)
Add (subtract):
Net realized gains on investment	(0.11)	(0.29)	(0.24)	(0.16)
Total other-than-temporary impairment losses	—	—	0.02	—
Foreign exchange and other losses (gains)	0.03	(0.01)	(0.07)	(0.07)
Change in unamortized deferred gain on retroactive reinsurance	(0.02)	—	(0.01)	—
Loss from discontinued operations, net of income tax	—	0.23	—	0.27
Non-GAAP diluted operating earnings (loss) per share attributable to Maiden common shareholders	$0.01	$(0.26)	$0.05	$(0.59)

Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$4,982	$2,117	$16,716	$(559,022)
Net premiums written	$4,090	$(409)	$14,462	$(561,939)
Net premiums earned	$21,308	$133,986	$52,523	$317,088
Other insurance revenue	250	754	658	1,566
Non-GAAP net loss and LAE(10)	(12,418)	(121,561)	(33,504)	(274,250)
Commission and other acquisition expenses	(8,154)	(49,656)	(20,127)	(119,273)
General and administrative expenses	(2,413)	(2,654)	(4,670)	(6,951)
Non-GAAP underwriting loss(10)	$(1,427)	$(39,131)	$(5,120)	$(81,820)

Net loss and LAE	$11,008	$121,561	$32,094	$274,250
Less: change in unamortized deferred gain on retroactive reinsurance	(1,410)	—	(1,410)	—
Non-GAAP net loss and LAE(10)	$12,418	$121,561	$33,504	$274,250

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2020	December 31, 2019
Investable assets:
Total investments	$1,475,617	$1,867,266
Cash and cash equivalents	56,583	48,197
Restricted cash and cash equivalents	80,870	59,081
Loan to related party	167,975	167,975
Funds withheld receivable	715,623	684,441
Total investable assets(7)	$2,496,668	$2,826,960

Capital:
Preference shares	$465,000	$465,000
Common shareholders' equity	65,739	42,718
Total shareholders' equity	530,739	507,718
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(8)	$793,239	$770,218

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$530,739	$507,718
Unamortized deferred gain on retroactive reinsurance	111,540	112,950
Adjusted shareholders' equity(2)	$642,279	$620,668

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$0.78	$0.51
Unamortized deferred gain on retroactive reinsurance	1.31	1.36
Adjusted book value per common share(2)	$2.09	$1.87

(1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the estimated unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement relating to losses incurred subject to that agreement to shareholders' equity. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. We believe reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations, which will improve shareholders' equity over the settlement period.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss.

(4) Underwriting loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings (loss) and non-GAAP basic and diluted operating earnings (loss) per common share are non-GAAP financial measure defined by the Company as net income (loss) excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, loss from discontinued operations, net of income tax, income (loss) from NGHC Quota Share run-off and change in unamortized deferred gain on retroactive reinsurance and should not be considered as an alternative to net income (loss). The Company's management believes that the use of non-GAAP operating earnings (loss) and non-GAAP diluted operating earnings (loss) per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings (loss) should not be viewed as a substitute for U.S. GAAP net income (loss).

(6) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings (loss) divided by average common shareholders' equity.

(7) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources is the sum of the Company's principal amount of debt and shareholders' equity.

(9) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

(10) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the unamortized deferred gain arising from the LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
Second Quarter 2020 Earnings

HAMILTON, Bermuda, August 14, 2020 (GLOBE NEWSWIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) has released its second quarter 2020 financial results via its investor relations website at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007